Exhibit 16.1

April 7, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by U.S. GoldMining Inc. under the heading “Change in Auditor” in the Amendment No. 3 to Registration Statement on Form S-1 (file No. 333-269693) regarding our termination on November 29, 2022. We agree with the statements concerning our Firm in such Form S-1; we are not in a position to agree or disagree with other statements of U.S. GoldMining Inc. contained therein.

Very truly yours,

/s/ Marcum llp

Marcum LLP